Exhibit 99.2

B. Riley Financial Announces Closing of

Senior Notes Offering

LOS ANGELES—September 11, 2018 — B. Riley Financial, Inc. (NASDAQ: RILY) announced today that it has closed an underwritten registered public offering of $100,050,000 aggregate principal amount of 6.875% Senior Notes due 2023, which amount included $13,050,000 aggregate principal amount of notes issued pursuant to the full exercise by the underwriters of their overallotment option. B. Riley FBR, Janney Montgomery Scott, Ladenburg Thalmann and Incapital acted as book-running managers for this offering, and Wedbush Securities, William Blair and Tribal Capital Markets, LLC acted as co-managers for this offering. An investment grade rating of “A-” was affirmed for the Company and assigned to this issuance of notes by Egan-Jones Ratings Company, an independent, unaffiliated rating agency.

The offering resulted in net proceeds of approximately $96.9 million after deducting underwriting discounts and commissions, but before expenses. The Company intends to use the remaining net proceeds of this offering for general corporate purposes.

The notes were offered under the Company’s shelf registration statement on Form S-3, which was declared effective by the Securities and Exchange Commission. The offering of these notes was made only by means of a prospectus supplement and accompanying base prospectus, which was filed with the Securities and Exchange Commission. Copies of the prospectus supplement and the accompanying base prospectus may be obtained without charge from the offices of B. Riley FBR, Inc., at 1300 North 17th Street, Suite 1400, Arlington, VA 22209 or by calling (703) 312-9580 or by emailing prospectuses@brileyfbr.com. A copy of the prospectus supplement and accompanying base prospectus may also be obtained without charge by visiting the SEC website at www.sec.gov. This announcement shall not constitute an offer to sell or the solicitation of an offer to buy the notes, nor shall there be any sale of the notes in any jurisdiction in which such offer, solicitation or sale would not be permitted.

About B. Riley Financial, Inc. (NASDAQ:RILY)

B. Riley Financial, Inc. provides collaborative financial services and solutions tailored to fit the capital raising and financial advisory needs of public and private companies and high net worth individuals. The company operates through several wholly-owned subsidiaries, including B. Riley FBR, a full-service investment bank and institutional brokerage; Great American Group, a leading provider of asset disposition, appraisal, corporate advisory and valuation services; GlassRatner, a specialty financial advisory services and consulting firm; B. Riley Wealth Management, B. Riley Asset Management and B. Riley Alternatives, which offer investment management to institutional and high net worth investors; Great American Capital Partners, which originates and underwrites senior secured loans for asset-rich companies; and B. Riley Principal Investments, which invests in or acquires companies and assets with attractive return profiles.

Forward-Looking Statements

Statements in this press release that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition and stock price could be materially negatively affected. In some cases, you can identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” “will,” “would” or the negative of these terms or other comparable terminology. You should not place undue reliance on such forward-looking statements, which are based on the information currently available to us and speak only as of the date of this press release. Such forward looking statements include, but are not limited to, statements regarding the terms and conditions and timing of the senior notes offering and the intended use of proceeds. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements. Factors that could cause actual results to differ include (without limitation) the possibility that the notes offering will not be consummated at the expected time, on the expected terms, or at all; and the Company’s financial performance; and those risks described from time to time in B. Riley Financial, Inc.’s periodic filings with the SEC, including, without limitation, the risks described in B. Riley Financial, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017 under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Additional information is also set forth in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018. These factors should be considered carefully, and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this press release is issued, and B. Riley Financial, Inc. undertakes no duty to update this information.

Investor Contact

Investor Relations

ir@brileyfin.com

(310) 966-1444

Media Contact

Jo Anne McCusker

jmccusker@brileyfin.com

(646) 885-5425